UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

February 2, 2012 (February 2, 2012)

BREITBURN ENERGY PARTNERS L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33055	74-3169953
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

515 South Flower Street, Suite 4800

Los Angeles, CA 90071

(Address of principal executive office)

(213) 225-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure.

On February 2, 2012, BreitBurn Energy Partners L.P. (the “Partnership”) announced that that it had commenced a registered underwritten public offering of 8,000,000 common units representing limited partner interests in the Partnership (“Common Units”). The Partnership intends to use the net proceeds from the proposed offering to reduce borrowings under its bank credit facility. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

ITEM 8.01 Other Events.

In connection with the commencement of the offering of Common Units on February 2, 2012, the Partnership is providing the following updated disclosures with respect to the Partnership’s estimated proved reserves as of December 31, 2011, production and average daily production for 2011, hedging as of December 31, 2011 and its expected 2012 capital program.

Reserves and Production

The Partnership’s assets are characterized by stable, long-lived production and reserve life indexes averaging greater than 18 years.

As of December 31, 2011, the Partnership’s total estimated proved reserves were 151.1 MMBoe, of which approximately 65% were natural gas and 35% were crude oil. As of December 31, 2011, approximately 87% of the Partnership’s estimated proved reserves were classified as proved developed. Of the Partnership’s total estimated proved reserves, 49% were located in Michigan, 29% in Wyoming, 14% in California and 7% in Florida, with the remaining 1% in Indiana and Kentucky. As of December 31, 2011, the total standardized measure of discounted future net cash flows was $1,659 million.

For the year ended December 31, 2011, on a net production basis, the Partnership operated approximately 87% of its production.

The following table summarizes estimated proved reserves and production for the Partnership’s properties by state:

				Year Ended
	As of December 31, 2011			December 31, 2011
		Percent of	Estimated
	Estimated	Total	Proved		Average
	Proved	Estimated	Developed		Daily
	Reserves	Proved	Reserves	Production	Production
	(MMBoe) (a)	Reserves	(MMBoe)	(MBoe) (b)	(Boe/d) (b)
Michigan	74.8	49.5%	68.6	3,772	10,336
Wyoming	44.4	29.4%	31.5	1,222	6,951
California	20.6	13.7%	20.1	1,168	3,200
Florida	9.9	6.5%	9.9	663	1,815
Indiana/Kentucky	1.4	0.9%	1.4	212	582
Total	151.1	100%	131.5	7,037	22,884

(a)	The Partnership’s estimated proved reserves were determined using $4.12 per MMBtu for gas, $95.97 per Bbl of oil for Michigan, California and Florida and $76.79 per Bbl of oil for Wyoming.

(b)	On July 28, 2011, the Partnership completed the acquisition of crude oil properties in the Greasewood Field in Niobrara County, Wyoming. On October 6, 2011, the Partnership completed the acquisition of oil and gas properties located primarily in the Evanston and Green River Basins in southwestern Wyoming for $283 million in cash, subject to ordinary adjustments. The production amounts in the table include production from these oil and gas properties from their respective dates of acquisition.

Estimates of the Partnership’s proved reserves were prepared by Netherland, Sewell & Associates, Inc. and Schlumberger Technology Corporation, independent petroleum engineering firms. Netherland, Sewell & Associates, Inc. prepares reserve data for our California, Wyoming and Florida properties, and Schlumberger Technology Corporation prepares reserve data for our Michigan, Kentucky and Indiana properties.

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Hedging

The Partnership uses a combination of fixed price swap and option arrangements to hedge crude oil and natural gas prices. By removing the price volatility from a significant portion of the Partnership’s crude oil and natural gas production, the Partnership has mitigated, but not eliminated, the potential effects of changing crude oil and natural gas prices on its cash flow from operations for the hedged periods.

The following table summarizes the Partnership’s hedge positions as of December 31, 2011, and represents, as of such date, derivatives in place through December 31, 2015 on annual production volumes:

	Year	Year	Year	Year
	2012	2013	2014	2015
Oil Positions:
Fixed Price Swaps - NYMEX WTI:
Hedged Volume (Bbls/d)	2,402	2,580	1,500	2,500
Average Price ($/Bbl)	$86.84	$87.13	$88.33	$99.50
Fixed Price Swaps - IPE Brent:
Hedged Volume (Bbls/d)	2,637	3,900	3,500	1,000
Average Price ($/Bbl)	$105.46	$97.23	$96.86	$94.05
Collars - NYMEX WTI:
Hedged Volume (Bbls/d)	2,477	500	1,000	1,000
Average Floor Price ($/Bbl)	$110.00	$77.00	$90.00	$90.00
Average Ceiling Price ($/Bbl)	$145.39	$103.10	$112.00	$113.50
Total:
Hedged Volume (Bbls/d)	7,516	6,980	6,000	4,500
Average Price ($/Bbl)	$101.00	$92.05	$93.58	$96.18

Gas Positions:
Fixed Price Swaps - MichCon City-Gate:
Hedged Volume (MMBtu/d)	19,128	37,000	7,500	7,500
Average Price ($/MMBtu)	$7.10	$6.50	$6.00	$6.00
Fixed Price Swaps - Henry Hub:
Hedged Volume (MMBtu/d)	16,000	19,000	23,000	23,000
Average Price ($/MMBtu)	$4.88	$4.90	$5.24	$5.41
Collars - MichCon City-Gate:
Hedged Volume (MMBtu/d)	19,129	—	—	—
Average Floor Price ($/MMBtu)	$9.00	$—	$—	$—
Average Ceiling Price ($/MMBtu)	$11.89	$—	$—	$—
Total:
Hedged Volume (MMBtu/d)	54,257	56,000	30,500	30,500
Average Price ($/MMBtu)	$7.12	$5.96	$5.43	$5.55
Calls - Henry Hub:
Hedged Volume (MMBtu/d)	—	30,000	15,000	—
Average Price ($/MMBtu)	$—	$8.00	$9.00	$—
Premium ($/MMBtu)	$—	$0.08	$0.12	$—

In addition, the Partnership enters into derivative contracts in the form of interest rate swaps to minimize the effects of fluctuations in interest rates. However, from time to time, the Partnership may unwind these interest rate swaps when the current interest rate environment offers better economics. Currently, the Partnership utilizes LIBOR swaps to convert the borrowing rate on indebtedness under its bank credit facility from a floating rate to a fixed rate. As of December 31, 2011, the Partnership had LIBOR swaps in place at an average fixed rate of 2.0477% through January 2014.

2012 Capital Program

Currently, the Partnership expects its full year 2012 crude oil and natural gas capital spending program to be approximately $68 million, excluding acquisitions, compared with approximately $75 million in 2011, and anticipates spending approximately 60% principally on oil projects in California and Florida and approximately 40% principally on oil projects in Michigan, Wyoming, Indiana and Kentucky. The Partnership expects to fund these capital expenditures primarily with cash flow from operations. Based on recent commodity price volatility, the Partnership will continue to evaluate its capital spending program throughout 2012.

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ITEM 9.01 Financial Statements and Exhibits.

Exhibit No.	Document

23.1	Consent of Netherland, Sewell & Associates, Inc

23.2	Consent of Schlumberger Technology Corporation

99.1	Press Release of BreitBurn Energy Partners L.P. dated February 2, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

Dated: February 2, 2012	By:	/s/James G. Jackson
James G. Jackson
Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Document

23.1	Consent of Netherland, Sewell & Associates, Inc

23.2	Consent of Schlumberger Technology Corporation

99.1	Press Release of BreitBurn Energy Partners L.P. dated February 2, 2012.

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